Exhibit 99.1
Joint Filer Information

Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in two forms.

Footnote 1 to Form 4:

Encore, LLC and Encore II, LLC directly beneficially own 3,008,169 shares of Class A Common Stock and 6,895,786 shares of Class A Common Stock, respectively. Each of Crestview, L.L.C., Crestview Partners GP, L.P., Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. may be deemed to have beneficial ownership of the 3,008,169  shares of Class A Common Stock directly owned by Encore, LLC. Each of Crestview, L.L.C., Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 6,895,786 shares of Class A Common Stock directly owned by Encore II, LLC.

Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd. and Crestview Offshore Holdings (Cayman), L.P. are the members of Encore, LLC. Crestview Partners (ERISA), L.P. is the sole shareholder of Encore (ERISA), Ltd. Crestview Partners GP, L.P. is the general partner of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Encore II, LLC. Crestview, L.L.C. is the general partner of Crestview Partners GP, L.P. and Crestview Partners II GP, L.P.

Footnote 2 to Form 4:  On May 1, 2012, the issuer awarded 1,479 restricted shares of Class A Common Stock to Jeffrey Marcus in connection with his service as a director of the issuer, which will fully vest on the first anniversary of the date of grant. Mr. Marcus is a Partner of Crestview Advisors, L.L.C. and, in connection with the vesting of such shares, will assign all of his rights, title and interest in such shares to Crestview Advisors, L.L.C. Crestview Advisors, L.L.C. provides investment advisory and management services to certain of the reporting persons.  Each reporting person disclaims beneficial ownership of such securities.

Each reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.

Names of Joint Filers:	(1) Crestview, L.L.C.
(2) Encore, LLC
(3) Crestview Partners (PF), L.P.
(4) Crestview Holdings (TE), L.P.
(5) Encore (ERISA), Ltd.
(6) Crestview Partners (ERISA), L.P.
(7) Crestview Offshore Holdings (Cayman), L.P.
(8) Crestview Partners, L.P.
(9) Encore II, LLC
(10) Crestview Partners II (FF), L.P.
(11) Crestview Partners II (TE), L.P.
(12) Crestview Offshore Holdings II (Cayman), L.P.
(13) Crestview Offshore Holdings II (FF Cayman), L.P.
(14) Crestview Offshore Holdings II (892 Cayman), L.P.
(15) Crestview Partners II, L.P.

Address of Joint Filers:	c/o Crestview, L.L.C.
667 Madison Avenue, 10th Floor
New York, NY 10065

Relationship of Joint Filers to Issuer:	Director and 10% Owner
Issuer Name and Ticker or Trading Symbol:	Charter Communications, Inc. (CHTR)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):           02/27/2013

Designated Filers:	(1) Crestview Partners GP, L.P. and (2) Crestview Partners II GP, L.P.

Signature:

Crestview,
L.L.C.
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title:Senior Counsel & Chief Compliance Officer

Encore, LLC
By:	Crestview Partners, L.P., as member
By:	Crestview Partners GP, L.P, as general partner
By:	Crestview, L.L.C., as general partner
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Senior Counsel & Chief Compliance Officer

Crestview Partners, L.P.
Crestview Partners (PF), L.P.
Crestview Holdings (TE), L.P.
Crestview Partners (ERISA), L.P.
Crestview Offshore Holdings (Cayman), L.P.
By:	Crestview Partners GP, L.P, as general partner
By:	Crestview, L.L.C., as general partner
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Senior Counsel & Chief Compliance Officer

Crestview Partners GP, L.P.
By:	Crestview, L.L.C., as general partner
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title:Senior Counsel & Chief Compliance Officer

Encore (ERISA), Ltd.
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Director

Encore II, LLC
By:	Crestview Partners II, L.P., as member
By:	Crestview Partners II GP, L.P, as general partner
By:	Crestview, L.L.C., as general partner
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Senior Counsel & Chief Compliance Officer

Crestview Partners II, L.P.
Crestview Partners II (FF), L.P.
Crestview Partners II (TE), L.P.
Crestview Offshore Holdings II (Cayman), L.P.
Crestview Offshore Holdings II (FF Cayman), L.P.
Crestview Offshore Holdings II (892 Cayman), L.P.
By:	Crestview Partners II GP, L.P, as general partner
By:	Crestview, L.L.C., as general partner
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title:Senior Counsel & Chief Compliance Officer

Crestview Partners II GP, L.P.
By:	Crestview, L.L.C., as general partner
By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title:Senior Counsel & Chief Compliance Officer

Date:	03/01/2013